EXHIBIT 10.3

O. Lee Tawes, III
EXECUTIVE VICE PRESIDENT

                                                                  APRIL 11, 2006

Ms. Suzanne Lewsadder
Chief Executive Officer
SheerVision, Inc.
4030 Palos Verdes Drive N., Suite 104
Rolling Hills, CA 90274


Dear SUZANNE:

        This letter agreement (the "Agreement") confirms our understanding that Northeast Securities, Inc. ("NESC") has been engaged as EXCLUSIVE PLACEMENT AGENT FOR CLEAN WATER TECHNOLOGIES, INC., A DELAWARE CORPORATION DBA SHEERVISION, INC (the "Company"), including its successors and permitted assigns, in connection with the private offering and sale (the "Offering") of securities of the Company (the "Securities"). If appropriate in connection with performing its services for the Company hereunder, NESC may utilize the services of one or more of its affiliates, in which case references herein to NESC shall include such affiliates.

        1. THE OFFERING. We currently anticipate raising approximately $3 MILLION TO $4 MILLION through a "PIPE" transaction involving the sale of Company securities to investors. The actual terms of the Offering will depend on market conditions, and will be subject to negotiation between the Company and NESC and prospective investors. Although we cannot guarantee you that we will be able to raise new capital, we will conduct the Offering on a best efforts basis. IN
TURN, DURING THE TERM OF OUR ENGAGEMENT, YOU AGREE NOT TO USE ANY OTHER INVESTMENT BANKING FIRM TO RAISE CAPITAL (INCLUDING CONVERTIBLE DEBT) FOR YOU.

                The Company acknowledges and agrees that nothing contained in this engagement shall constitute a commitment by NESC to underwrite, place or purchase any securities, although NESC reserves the exclusive right to do so during the term of this Agreement. NESC acknowledges and agrees that nothing contained in this engagement shall constitute a commitment by the Company to accept any NESC Investor's (as defined in section 2(a) below) offer to purchase any Securities in the Offering.

        2. COMPENSATION. NESC's compensation for services rendered under this engagement will be the following:

        (a) If during the term of this engagement or within the twelve full months following the termination of this Agreement, (i) the Company consummates one or more Offerings with or through NESC, any affiliate of NESC, any investor contacted by NESC during the term of this Agreement or any affiliate of any such investor, which investor was identified by NESC in writing to the Company and acknowledged by the Company during the term of this engagement and which actually invests in the Offering (an "NESC Investor"), or (ii) (A) the Company accepts a written commitment for an investment from such NESC Investor (the

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                acceptance  by the Company of a commitment  letter,  term sheet, letter of intent (or any similar document) or securities purchase agreement shall be deemed to be receipt and acceptance of such written commitment) and (B) at any time thereafter such Offering by an NESC Investor is consummated, the Company, subject to the rules and regulations of the National Association of Securities Dealers and its affiliates and successors, will pay NESC upon the closing date(s) thereof:

                (i) in cash: eight percent (8%) of the gross proceeds received by the Company from such Financing and introduced by NESC, four percent (4%) of the gross proceeds received by the Company from such Financing and introduced by the Company (up to a limit of $1,000,000); PROVIDED, HOWEVER, that following termination of this Agreement, investments in the Offering by investors who are not NESC Investors shall not be commissionable to NESC. It is agreed that NESC has the right of allocation for the first $3,000,000 invested in the Offering;

                (ii) warrants exercisable at a price equal to the per share price paid by investors in the Offering (or in the case of convertible securities, the conversion or exchange price) in an amount equal to FIVE PERCENT (5%) of the aggregate number of shares of common stock of the Company sold (or into which securities may be converted) to all investors in the Offering. The warrants will provide for cashless or "net" exercise at all times. In the event warrants are issued to investors as part of the Offering, the terms and conditions of the warrants issued to NESC ("NESC Warrants") as compensation shall be the same as the warrants issued to such investors, except for the "net" exercise referenced above. The shares issuable upon exercise of the NESC Warrants will be entitled to the same registration rights as those granted to the investors in connection with the Offering. To that end, you agree that NESC will be afforded the indemnification protections granted to the investors as part of the agreement governing the registration of the investor securities sold in the Offering, as a third party beneficiary to such provisions.

        (b)     Intentionally deleted.

        3. EXPENSES. The Company shall bear all of its legal, accounting, printing and other expenses in connection with the Offering and any offering and sale of any Securities. It is understood that NESC will not be responsible for any fees, expenses or commissions payable to any other advisors, underwriters or agents (if any) utilized or retained by the Company or any offerees of the Securities. In addition to any fees payable by the Company to NESC hereunder, the Company shall, whether or not an Offering shall be consummated, and regardless of whether any Securities are offered or sold, reimburse NESC for the fees and disbursements of NESC's legal counsel to a maximum of $25,000 as well as its other reasonable, accountable out-of-pocket expenses incurred in connection with, or arising out of, NESC's activities under or contemplated by this engagement; PROVIDED, however, that NESC agrees that all such expenses (including such fees and disbursements of counsel) shall not exceed $50,000 in the aggregate without the prior

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written approval of the Company. Such reimbursements shall be made promptly upon submission by NESC of statements for such expenses.

        4. RELIANCE ON COMPANY INFORMATION. The Company recognizes and confirms that, in advising the Company, in assisting in the preparation of any memorandum and in completing its engagement hereunder, NESC will be using and relying on non-public and publicly available information and on data, material and other information furnished to NESC by the Company and other parties on behalf or at the direction of the Company. The Company agrees that in performing under this engagement NESC may assume and rely upon the accuracy and completeness of, and is not assuming any responsibility for independent verification of, such non-public and publicly available information and the other information so furnished.

        5.      OFFERING MATERIAL; AGREEMENTS.

        (a) You hereby authorize NESC to transmit to the prospective purchasers of the securities a private placement memorandum prepared by the Company with such exhibits and supplements as may from time to time be required or appropriate or, alternatively, copies of the Company's most recent filings with the Securities and Exchange Commission, together with summary materials prepared by the Company, if we deem them appropriate (as the case may be, the "Memorandum"). The Company represents and warrants that the Memorandum (i) will be prepared by the management of the Company and reviewed and approved by its Board of Directors; and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein or previously made, in light of the circumstances under which they were made, not misleading. The Company will advise NESC immediately of the occurrence of any event or any other change known to the Company which results in the Memorandum containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein or previously made, in light of the circumstances under which they were made, not misleading.

        (b) You agree that you will enter into subscription, registration rights and other customary agreements, and will use reasonable efforts to have Company counsel supply an opinion letter on the transaction in form and substance reasonably acceptable to, and addressed to, NESC and the investors.

        (c) You further agree that we may rely upon, and are a third party beneficiary of, the representations and warranties, and applicable covenants, set forth in any agreements with investors in the offering.

        (d) In conjunction with the filing of the resale registration statement for investors pursuant to the Registration Rights Agreement, the Company will file with the NASD, via the COBRA desk filing system, for approval of underwriting compensation under Section 2710 of the rules and regulations of the NASD, use its reasonable efforts to obtain from the NASD a standard clearance letter, and


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                coordinate  with  the  placement  agent  on  filings  it will be required to make upon sales under the registration statement.

        6. INFORMATION. The Company will provide to NESC such information regarding the business and financial condition of the Company and its affiliates as NESC may reasonably request and as is reasonably required by NESC in order to perform its obligations hereunder, including, without limitation, such information as NESC may request in order to satisfy itself as to the accuracy of the Company's representations and warranties set forth herein. All information supplied by the Company that is identified in writing as non-public will be kept confidential by NESC except as the Company may agree or otherwise in accordance with non-disclosure agreement(s).

        7. TERMINATION. NESC's engagement under this Agreement may be terminated at any time by either NESC or the Company, with or without cause, effective upon 10 days prior written notice thereof to the other party; PROVIDED, however, that termination of NESC's engagement hereunder shall not affect (a) the Company's obligation to pay fees to the extent, in the amounts and at the times provided for in paragraph 2 hereof, and the Company's obligation to reimburse NESC's expenses accruing prior to such termination to the extent provided for in Section 3 of this Agreement and (b) any of the terms or provisions of the Standard Form of Indemnification Agreement set forth as EXHIBIT A hereto.

        8. INDEPENDENT CONTRACTOR; ADVICE. NESC has been retained under this Agreement as an independent contractor with duties owed solely to the Company. The advice (written or oral) rendered by NESC pursuant to this Agreement is intended solely for the benefit of and use of the Board of Directors and senior management of the Company in considering the matters to which this Agreement relates, and the Company agrees that such advice may not be relied upon by any other person, used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public reference to NESC be made by the Company or its representatives, without the prior written consent of NESC, which consent shall not be reasonably withheld or delayed.

        9. ADVERTISEMENTS. The Company agrees that NESC shall have the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder, provided that NESC will submit a copy of any such advertisement to the Company for its approval, and such approval shall not be unreasonably withheld or delayed.

        10. GOVERNING LAW. This Agreement and all controversies arising from or relating to performance under this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to such state's rules concerning conflicts of laws. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS AGREEMENT OR CONDUCT IN CONNECTION WITH THE ENGAGEMENT IS HEREBY WAIVED.

        11. MISCELLANEOUS. This Agreement may be executed in counterparts, each of which together shall be considered a single document. This Agreement shall be binding upon NESC and the Company and their respective successors and assigns, provided, however, that this


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Agreement  shall not be  assignable  by either party  without the prior  written consent of the other. This Agreement is not intended to confer any rights upon any shareholder, owner, or partner of the Company, or any other person not a party hereto other than the indemnified persons entitled to indemnification hereunder. This Agreement, and all exhibits hereto, represent the entire agreement of the parties and may not be amended or waived except by a writing signed by both parties.

        12. INDEMNIFICATION. The Company agrees to indemnify NESC and its controlling persons, representatives and agents in accordance with the indemnification provisions set forth in EXHIBIT A, which is incorporated herein by this reference. This provision will apply regardless of whether the proposed offering is consummated.

                            [SIGNATURE PAGE FOLLOWS]


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        We are pleased to accept  this  engagement  and look  forward to working with the Company. Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this letter, which shall thereupon constitute a binding agreement among the Company and NESC.

                                        Very truly yours,

                                        NORTHEAST SECURITIES, INC.



                                        By:
                                            -------------------------------
                                            Name: O. Lee Tawes
                                            Title: Executive Vice President



AGREED

CLEAN WATER TECHNOLOGIES, INC.



By:
     -------------------------------------
     Name: SUZANNE LEWSADDER
     Title: Chief Executive Officer


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                                                                       EXHIBIT A
                                                                       ---------

                   STANDARD FORM OF INDEMNIFICATION AGREEMENT
                   ------------------------------------------


                        INDEMNIFICATION AND CONTRIBUTION

        The Company agrees to indemnify and hold harmless NESC and its affiliates (as defined in Rule 405 under the Securities Act of 1933, as amended) and their respective directors, officers, employees, agents and controlling persons (NESC and each such person being an "Indemnified Party") from and against all losses, claims, damages and liabilities (or actions, including shareholder actions, in respect thereof), joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, which are related to or result from the performance by NESC of the services contemplated by or the engagement of NESC pursuant to, this Agreement and will promptly reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense arising from any threatened or pending claim, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by the Company. The Company will not be liable to any Indemnified Party under the foregoing indemnification and reimbursement provisions, (i) for any settlement by an Indemnified Party effected without its prior written consent (not to be unreasonably withheld), (ii) to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from NESC's willful misconduct or bad faith or (iii) to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from any material misstatement or omission based upon written information provided by any Indemnified Party for inclusion in the memorandum. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its security holders or creditors related to or arising out of the engagement of NESC pursuant to, or the performance by NESC of the services contemplated by, this Agreement except to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily as a result of any of the events described in clauses (i), (ii) or (iii) above..

        Promptly after receipt by an Indemnified Party of notice of any intention or threat to commence an action, suit or proceeding or notice of the commencement of any action, suit or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the Company pursuant hereto, promptly notify the Company in writing of the same. In case any such action is brought against any Indemnified Party and such Indemnified Party notifies the Company of the commencement thereof, the Company may elect to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and an Indemnified Party may employ counsel to participate in the defense of any such action provided, that the employment of such counsel shall be at the Indemnified Party's own expense, unless (i) the employment of such counsel has been authorized in writing by the Company, (ii) the Indemnified Party has reasonably concluded (based upon advice of counsel to the Indemnified Party) that there may be legal defenses available to it or other Indemnified Parties that are different from or in addition to


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those available to the Company,  or that a conflict or potential conflict exists
(based upon advice of counsel to the Indemnified Party) between the Indemnified Party and the Company that makes it impossible or inadvisable for counsel to the Indemnifying Party to conduct the defense of both the Company and the Indemnified Party (in which case the Company will not have the right to direct the defense of such action on behalf of the Indemnified Party), or (iii) the Company has not in fact employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such action within a reasonable time after receiving notice of the action, suit or proceeding, in each of which cases the reasonable fees, disbursements and other charges of such counsel will be at the expense of the Company; provided, further, that in no event shall the Company be required to pay fees and expenses for more than one firm of attorneys representing Indemnified Parties. Any failure or delay by an Indemnified Party to give the notice referred to in this paragraph shall not affect such Indemnified Party's right to be indemnified hereunder, except to the extent that such failure or delay causes actual harm to the Company, or prejudices its ability to defend such action, suit or proceeding on behalf of such Indemnified Party.

        If the indemnification provided for in this Agreement is for any reason held unenforceable by an Indemnified Party, the Company agrees to contribute to the losses, claims, damages and liabilities for which such indemnification is held unenforceable (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and NESC on the other hand, of the Offering as contemplated whether or not the Offering is consummated or,
(ii) if (but only if) the allocation provided for in clause (i) is for any reason unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand and NESC, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits to the Company and NESC of the Offering as contemplated shall be deemed to be in the same proportion that the total value received or contemplated to be received by the Company or its shareholders, as the case may be, as a result of or in connection with the Offering bear to the fees paid or to be paid to NESC under this Agreement. Notwithstanding the foregoing, the Company expressly agrees that NESC shall not be required to contribute any amount in excess of the amount by which fees paid NESC hereunder (excluding reimbursable expenses), exceeds the amount of any damages which NESC has otherwise been required to pay.

        Each party agrees that without the other's prior written consent, which shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under the indemnification provisions of this Agreement (in which NESC or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

        In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company in which such Indemnified Party is not named as a defendant, the Company agrees to promptly reimburse NESC on a monthly basis for all expenses incurred by it in connection with such Indemnified Party's appearing and

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preparing  to appear  as such a  witness,  including,  without  limitation,  the reasonable fees and disbursements of its legal counsel.

        If multiple claims are brought with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, the Company agrees that any judgment or arbitrate award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the judgment or arbitrate award expressly states that it, or any portion thereof, is based solely on a claim as to which indemnification is not available.


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